Exhibit I-1
                              NEWGULF POWER VENTURE
                 For the Twelve Months Ended September 30, 1998
                               Statement of Income
                                   (Unaudited)



Operating Revenues
     Electric revenues                                              $ 2,779,422


Operating Expenses                                                    2,472,167
General & Administrative                                                143,708
Other Expenses                                                          270,264
Depreciation & Amortization                                             620,417
ExpensesTransferred Out                                                 (17,693)
Interest Expense                                                        447,989
                                                                    -----------
     Total Expenses                                                   3,936,852
                                                                    -----------

Income Before Income Taxes                                          $(1,157,430)

Provision for Income Taxes                                             (451,398)
                                                                    -----------


Net Income (Loss)                                                   $  (706,032)
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